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                                                                     Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 4, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003, Annual Report to Shareholders of Advance Capital I, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
February 26, 2004